Exhibit 99.2

News Release
Acuity Brands, Inc.
1170 Peachtree Street, NE
Suite 2400
Atlanta, GA 30309

Tel: 404 853 1400
Fax: 404 853 1430

AcuityBrands.com

Company Contact:

Dan Smith

Acuity Brands, Inc.

(404) 853-1423

ACUITY BRANDS ANNOUNCES ANNUAL MEETING DATE

ATLANTA, October 5, 2006 – Acuity Brands, (NYSE: AYI) announced that it will hold its Annual Meeting of Stockholders at 1:00 p.m. ET on Thursday, January 11, 2007, in the Ballroom of the Four Seasons Hotel, 75 Fourteenth Street NE, Atlanta, Georgia. The quarterly meeting of the Company’s Board of Directors will also take place that day.

Acuity Brands, Inc., with fiscal year 2006 net sales of approximately $2.4 billion, is comprised of Acuity Brands Lighting and Acuity Specialty Products. Acuity Brands Lighting is one of the world’s leading providers of lighting fixtures and includes brands such as Lithonia Lighting®, Holophane®, Peerless®, Hydrel®, American Electric Lighting®, Gotham®, Carandini®, SpecLight®, MetalOptics® and Antique Street Lamps™. Acuity Specialty Products is a leading provider of specialty chemicals and includes brands such as Zep®, Zep Commercial®, Enforcer®, and Selig™. Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 10,600 people and has operations throughout North America and in Europe and Asia.